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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
COHERENT, INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

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	(1)	Title of each class of securities to which transaction applies:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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	(2)	Form, Schedule or Registration Statement No.:
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
March 28, 2002

TO THE STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of COHERENT, INC. (the "Company"), a Delaware corporation, will be held on March 28, 2002 at 5:30 p.m., local time, at the Company's principal offices located at 5100 Patrick Henry Drive, Santa Clara, California 95054, for the following purposes:

  (1)
  To elect seven directors to serve for the ensuing year and until their successors are duly elected (Proposal One);

  (2)
  To ratify the adoption of the Company's 2001 Stock Plan pursuant to which 2,800,000 shares of Common Stock are reserved for issuance (Proposal Two);

  (3)
  To ratify the appointment of Deloitte & Touche LLP as independent public accountants to the Company for the fiscal year ending September 28, 2002 (Proposal Three); and

  (4)
  To transact such other business as may properly be brought before the meeting and any adjournment(s) thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        Stockholders of record at the close of business on February 8, 2002 are entitled to notice of and to vote at the meeting.

        All stockholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                      Sincerely,

                      /s/ BERNARD J. COUILLAUD
                      Bernard J. Couillaud
                       President and Chief Executive Officer

Santa Clara, California
February 18, 2002

YOUR VOTE IS IMPORTANT

In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy card as promptly as possible and return it in the enclosed envelope.

COHERENT, INC.
5100 PATRICK HENRY DRIVE
SANTA CLARA, CALIFORNIA 95054

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        The enclosed Proxy is solicited on behalf of the Board of Directors of COHERENT, INC. (the "Company") for use at the Annual Meeting of Stockholders to be held at the Company's principal offices located at 5100 Patrick Henry Drive, Santa Clara, California 95054, on March 28, 2002 at 5:30 p.m., local time, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company's telephone number at the address above is (408) 764-4000. These proxy solicitation materials were mailed on or about February 18, 2002 to all stockholders entitled to vote at the meeting.

Record Date and Share Ownership

        Stockholders of record at the close of business on February 8, 2002 (the "Record Date") are entitled to notice of and to vote at the meeting and at any adjournment(s) thereof. At the Record Date, 28,678,579 shares of the Company's Common Stock, $0.01 par value, were issued and outstanding.

Revocability of Proxies

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use (i) by delivering to the Company at its principal offices (Attention: Scott H. Miller, Senior Vice President and General Counsel) a written notice of revocation or a duly executed proxy bearing a later date or (ii) by attending the meeting and voting in person.

Voting and Solicitation

        On all matters, other than the election of directors, each share has one vote. See "Election of Directors—Vote Required."

        The cost of this solicitation will be borne by the Company. The Company has retained the services of D.F. King & Co., Inc. (the "Solicitor") to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners. The Company estimates that it will pay the Solicitor a fee not to exceed $3,500 for its services and will reimburse the Solicitor for certain out-of-pocket expenses estimated to be $5,000. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile.

Quorum; Abstentions; Broker Non-Votes

        The Company's Bylaws provide that stockholders holding a majority of the shares of Common Stock issued and outstanding and entitled to vote on the Record Date shall constitute a quorum at meetings of stockholders. Shares that are voted "FOR," "AGAINST" or "WITHHELD" on a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as "entitled to vote on the subject matter" (the "Votes Cast") at the Annual Meeting and with respect to such matter.

        Although there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining the presence or absence of a quorum for the transaction of business and the total number of Votes Cast with respect to a particular matter (other than the election of directors). Accordingly, with the exception of the proposal for the election of directors, abstentions will have the same effect as a vote against the proposal. Because directors are elected by a plurality vote, abstentions in the election of directors have no impact once a quorum exists.

        In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, although broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Broker non-votes with respect to proposals set forth in this Proxy Statement will therefore not be considered "Votes Cast" and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

Deadline for Receipt of Stockholder Proposals

        The Company currently intends to hold its 2003 Annual Meeting of Stockholders in March 2003 and to mail proxy statements relating to such meeting in February 2003. Proposals of stockholders of the Company that are intended to be presented by such stockholders at the 2003 Annual Meeting must be received by the Company no later than October 21, 2002 and must otherwise be in compliance with applicable laws and regulations in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

        The attached proxy card grants to the proxyholders discretionary authority to vote on any matter raised at the Annual Meeting of Stockholders. If a stockholder intends to submit a proposal at the Company's 2003 Annual Meeting of Stockholders which is not eligible for inclusion in the proxy statement relating to the meeting and the stockholder fails to give the Company notice in accordance with the requirements set forth in the Securities Exchange Act of 1934, as amended ("the Exchange Act"), no later than January 6, 2003, then the proxy holders will be allowed to use their discretionary authority when and if the proposal is raised at the Company's 2003 Annual Meeting of Stockholders.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all forms that they file pursuant to Section 16(a). Based solely on its review of the copies of such forms received by the Company, or on written representations from certain reporting persons that no other reports were required for such persons, the Company believes that, during fiscal 2001, its directors, officers and ten-percent stockholders complied with all applicable Section 16(a) filing requirements.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth as of February 8, 2002 certain information with respect to the beneficial ownership of the Company's Common Stock by (i) any person (including any "group" as that term is used in Section 13(d)(3) of the Exchange Act) known by the Company to be the beneficial owner of more than 5% of the Company's voting securities, (ii) each director and each nominee for director to the Company, (iii) each of the executive officers named in the Summary Compensation Table appearing herein, and (iv) all executive officers and directors of the Company as a group. The Company does not know of any arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company.

Name and Address	Number of Shares	Percent of Total(1)
Oppenheimer Funds, Inc. (2) 498 7th Avenue New York, NY 10018	3,168,000	11.05%
PRIMECAP Management (3) 225 S. Lake Ave, #400 Pasadena, CA 91101	2,420,000	8.44%
Franklin Advisers, Inc. (4) One Franklin Parkway San Mateo, CA 94403	2,161,907	7.54%
Lord, Abbett & Co. (5) 90 Hudson Street Jersey City, NJ 07302	1,451,255	5.06%
Bernard, J. Couillaud, PhD (6)	241,876	*
Henry E. Gauthier (7)	101,330	*
Robert J. Quillinan (8)	66,568	*
John Ambroseo, PhD (9)	47,500	*
Frank P. Carrubba (10)	35,000	*
Jerry E. Robertson (11)	36,500	*
Charles W. Cantoni (12)	22,000	*
Vittorio Fossati-Bellani	13,543	*
Kevin McCarthy (13)	10,589	*
John H. Hart (14)	10,000	*
All directors and executive officers as a group (12 persons) (15)	658,760	2.27%

*
Represents less than 1%.

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, each share of Coherent Common Stock subject to options held by that person that will be exercisable on or before April 9, 2002, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)
As reported on Form SC 13G/A filed with the SEC on December 31, 2001.

(3)
As reported on Form SC 13G/A filed with the SEC on January 10, 2002.

(4)
As reported on Form SC 13G/A filed with the SEC on September 30, 2001.

(5)
As reported on Form SC 13G/A filed with the SEC on January 16, 2002.

(6)
Includes 192,000 shares issuable upon exercise of options held by Dr. Couillaud which are currently exercisable or will become exercisable within 60 days of February 8, 2002.

(7)
Includes 47,000 shares issuable upon exercise of options held by Mr. Gauthier which are currently exercisable or will become exercisable within 60 days of February 8, 2002.

(8)
Includes 55,016 shares issuable upon exercise of options held by Mr. Quillinan which are currently exercisable or will become exercisable within 60 days of February 8, 2002.

(9)
Includes 4,230 shares issuable upon exercise of options held by Dr. Ambroseo which are currently exercisable or will become exercisable within 60 days of February 8, 2002.

(10)
Includes 15,000 shares issuable upon exercise of options held by Mr. Carrubba which are currently exercisable or will become exercisable within 60 days of February 8, 2002.

(11)
Includes 5,000 shares issuable upon exercise of options held by Mr. Robertson which are currently exercisable or will become exercisable within 60 days of February 8, 2002.

(12)
Includes 12,000 shares issuable upon exercise of options held by Mr. Cantoni which are currently exercisable or will become exercisable within 60 days of February 8, 2002.

(13)
Includes 10,000 shares issuable upon exercise of options held by Mr. McCarthy which are currently exercisable or will become exercisable within 60 days of February 8, 2002.

(14)
Includes 10,000 shares issuable upon exercise of options held by Mr. Hart which are currently exercisable or will become exercisable within 60 days of February 8, 2002.

(15)
Includes an aggregate of 379,246 options which are currently exercisable or will become exercisable within 60 days of February 8, 2002.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

        A board of seven (7) directors is to be elected at the Annual Meeting of Stockholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's nominees named below. Each nominee has consented to be named a nominee in the proxy statement and to continue to serve as a director if elected. If any nominee becomes unable or declines to serve as a director, if additional persons are nominated at the meeting or if stockholders are entitled to cumulate votes, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will assure the election of as many of the nominees listed below as possible (or, if new nominees have been designated by the Board of Directors, in such a manner as to elect such nominees), and the specific nominees to be voted for will be determined by the proxy holders.

        The Company is not aware of any reason that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he is or was to be selected as a director or officer of the Company.

        The names of the nominees, all of whom are currently directors of the Company, and certain information about them as of the Record Date, are set forth below.

Name of Director	Age	Director Since	Principal Occupation
Bernard J. Couillaud, PhD	57	1996	President and Chief Executive Officer of the Company
Henry E. Gauthier (1) (3)	61	1983	Chairman of the Board of Directors of the Company
Charles W. Cantoni (2) (3)	66	1983	Owner, Cantoni Consulting
Frank P. Carrubba (2) (3)	64	1989	Retired Chief Technical Officer, Phillips Electronics N.V.
John H. Hart (1) (2)	55	2000	Retired, Sr. Vice President and Chief Technical Officer, 3Com Corporation
Jerry E. Robertson (1) (2)	69	1994	Retired Executive Vice President, Life Sciences Sector and Corporate Services Division, 3M
Robert J. Quillinan	54	2001	Executive Vice President and Chief Financial Officer

(1)
Member of the Compensation Committee.

(2)
Member of the Audit Committee.

(3)
Member of the Nominating Committee.

        There is no family relationship between any director or executive officer of the Company.

        Dr. Couillaud has served as our President and Chief Executive Officer as well as a member of our Board of Directors since July 1996. Dr. Couillaud served as Vice President and General Manager of the Coherent Laser Group from March 1992 to July 1996. From July 1990 to March 1992, Dr. Couillaud served as Manager of our Advanced Systems Business Unit, and from September 1987 to July 1990 he served as Director of Research and Development for the Coherent Laser Group. From November 1983, when he joined us, to September 1987, Dr. Couillaud held various managerial positions with us. Dr. Couillaud received his PhD in Chemistry from Bordeaux University, Bordeaux, France.

        Mr. Gauthier has served on our Board of Directors since 1983 and as our Chairman of the Board since 1997. From August 1988 until his retirement in June 1996, Mr. Gauthier served as our President and Chief Operating Officer. He served as President and Chief Executive Officer of Coherent, Inc. from March 1983 through July 1988 and as President of Coherent General, Inc. from June 1986 through January 1987. Mr. Gauthier served as General Manager of the Coherent Medical Group from May 1987 through July 1988.

        Mr. Cantoni has served on our Board of Directors since 1983. Since June 1998, Mr. Cantoni has been providing management and medical consulting services through Cantoni Consulting, of which Mr. Cantoni is the founder. From October 1994 to June 1998, Mr. Cantoni served as Vice President of Quinton Instruments, Inc., a manufacturer of medical instrumentation products.

        Mr. Carrubba has served on our Board of Directors since 1989. From September 1991 to April 1997, Mr. Carrubba served as Executive Vice President and Chief Technical Officer of Phillips Electronics, N.V., a large consumer electronics company. Mr. Carrubba serves as a member of the Board of Directors of Exar Corporation, a manufacturer of mixed-signal integrated circuits for the communications and video and imaging markets.

        Mr. Hart has served on our Board of Directors since March 2000. From September 1990 to September 2000 Mr. Hart served as a Senior Vice President and Chief Technical Officer of 3Com Corporation, a manufacturer of data network systems. Mr. Hart serves as a member of the Board of Directors of PLX Technologies, Inc.

        Mr. Robertson has served on our Board of Directors since 1994. From 1986 to 1994, Mr. Robertson served as Executive Vice President of the Life Sciences Sector and Corporate Services Division of 3M, a large diversified company whose businesses include selling health care products. Mr. Robertson serves as a member of the Board of Directors of Steris Corporation and Choice Hotels International.

        Mr. Quillinan has served on our Board of Directors since 2001. Since July 1984, Mr. Quillinan has served as Executive Vice President and Chief Financial Officer of the Company.

Board Meetings and Committees

        The Board of Directors of the Company held a total of five meetings during the fiscal year ended September 29, 2001. No director serving during such fiscal year attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees of the Board upon which such director served. The Board of Directors has three committees: the Audit Committee, the Compensation Committee and the Nominating Committee.

        The Audit Committee of the Board of Directors, which consists of directors Cantoni, Carrubba, Hart, and Robertson, held seven meetings during the last fiscal year. The Audit Committee recommends engagement of the Company's independent public accountants. In addition, the Audit Committee is primarily responsible for approving the services performed by the Company's independent public accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

        The Compensation Committee of the Board of Directors consists of directors Robertson, Gauthier, and Hart, and held four meetings during the last fiscal year. The Compensation Committee reviews and approves the Company's executive compensation policy and grants stock options to employees of the Company, including officers pursuant to the Company's stock option plans.

        The Nominating Committee was established in January 1998 and consists of directors Carrubba, Cantoni, and Gauthier. The Nominating Committee held one meeting during the last fiscal year. The Nominating Committee reviews candidates for officers and directors and makes recommendations with respect to such candidates. The Nominating Committee will consider nominees recommended by stockholders. Although there are no formal procedures for stockholders to nominate persons to serve as directors, stockholders wishing to submit nominations should notify the Company at its principal offices (Attention: Scott H. Miller, Senior Vice President and General Counsel) of their intent to do so. To be considered by the Nominating Committee, nominations must be received on or before the deadline for receipt of stockholder proposals. See "Information Concerning Solicitation and Voting—Deadline for Receipt of Stockholder Proposals."

Director Compensation

        In fiscal year 2001, members of the Board of Directors who were not employees of the Company received $16,000 plus $1,500 per meeting attended plus $750 per committee meeting attended and were reimbursed for their expenses incurred in attending such meetings.

        The Company's 1990 Directors' Stock Option Plan (the "Directors' Option Plan") was adopted by the Board of Directors on December 8, 1989 and was approved by the stockholders on March 29, 1990. The Directors' Option Plan was amended by the Board of Directors on January 25, 1996, and the amendment was approved by the stockholders on March 20, 1996. The Directors' Option Plan terminated on December 8, 1999 and no further options will be granted under this plan. The Directors' Option Plan provided for the automatic and non-discretionary grant of a non-statutory stock option to purchase 20,000 shares of the Company's Common Stock to each non-employee director on the later of the effective date of the Directors' Option Plan or the date on which such person became a director. Thereafter, during the term of the Directors' Option Plan, each non-employee director was automatically granted a non-statutory stock option to purchase 5,000 shares of Common Stock on the date of and immediately following each Annual Meeting of Stockholders at which such non-employee director was reelected to serve on the Board of Directors, if, on such date, he or she had served on the Board for at least three months. Such plan provided that the exercise price shall be equal to the fair market value of the Common Stock on the date of grant of the options.

        Two non-employee directors each have been granted options to purchase 65,000 shares of the Company's Common Stock under the Directors' Option Plan at a weighted average exercise price of $11.62 per share. One non-employee director has been granted options to purchase 45,000 shares of the Company's Common Stock under such plan at a weighted average exercise price of $13.73 per share. One non-employee director has been granted options to purchase 30,000 shares of the Company's Common Stock under such plan at a weighted average exercise price of $21.33 per share. As of February 8, 2002, options have been granted to purchase 295,000 shares under the Directors' Option Plan.

        The Company's 1998 Directors' Stock Option Plan (the "1998 Directors' Plan") was adopted by the Board of Directors on November 24, 1998 and was approved by the stockholders on March 17, 1999. 100,000 shares of Common Stock were reserved for issuance thereunder. Under the terms of the 1998 Directors' Plan, the number of shares reserved for issuance thereunder is increased each year by the number of shares necessary to restore the total number of shares reserved to 100,000 shares. The 1998 Director's Plan replaced the Directors' Option Plan which expired on December 8, 1999. Like its predecessor, the 1998 Directors' Plan provides for the automatic and non-discretionary grant of a non-statutory stock option to purchase 20,000 shares of the Company's Common Stock to each non-employee director on the date on which such person becomes a director. Thereafter, each non-employee director will be automatically granted a non-statutory stock option to purchase 5,000 shares of Common Stock on the date of and immediately following each Annual Meeting of Stockholders at which such non-employee director is reelected to serve on the Board of Directors, if, on such date, he or she has served on the Board for at least three months. Such plan provides that the exercise price shall be equal to the fair market value of the Common Stock on the date of grant of the options.

        Four non-employee directors have each been granted options to purchase 10,000 shares of the Company's Common Stock under such plan at a weighted average exercise price of $56.88. One non-employee director has been granted options to purchase 25,000 shares of the Company's Common Stock under such plan at a weighted average exercise price of $68.20 per share. As of February 8, 2002, options had been granted to purchase 70,000 shares of the Company's Common Stock under the 1998 Directors' Plan.

Option Grants in Last Fiscal Year to Directors

        The following table shows options granted to each director of the Company during the last fiscal year. All options were granted under the 1998 Directors' Plan, except for the options granted to Dr. Couillaud and Mr. Quillinan, which were granted under the Company's 1995 Stock Plan.

Option Grants to Directors During Last Fiscal Year

Name	Number of Options
Bernard J. Couillaud, PhD	200,000
Robert J. Quillinan	70,000
Henry E. Gauthier	5,000
Charles W. Cantoni	5,000
Frank P. Carrubba	5,000
John H. Hart	5,000
Jerry E. Robertson	5,000

Option Exercises in Last Fiscal Year by Directors

        The following table shows, as to each non-employee director, information concerning options exercised under the Directors' Option Plan during the last fiscal year. No options granted under the 1998 Directors' Plan were exercised during the last fiscal year.

Option Exercises in Last Fiscal Year by Directors

Name	Shares Acquired On Exercise	Value Realized(1)
Charles W. Cantoni	5,000	$130,438
Frank Carrubba	5,000	$111,875
Henry E. Gauthier (2)	22,000	$581,680
Jerry E. Robertson	10,000	$189,063

(1)
The value realized is calculated based on market value less exercise price. The market value of underlying securities is based on the closing price of the Company's Common Stock as reported by the NASDAQ National Market on the date of exercise.

(2)
Represents shares exercised under the Company's 1987 Stock Option Plan.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee is composed of Directors Robertson, Gauthier, and Hart. Mr. Gauthier and the Company have entered into a Management Transition Agreement pursuant to which the Company agreed to provide him with benefits under the Company's medical, dental and life insurance plans.

        Except as set forth above, none of the members of the Compensation Committee is currently or has been at any time since the beginning of the last fiscal year, an officer or employee of the Company. No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

Vote Required

        Every stockholder voting for the election of directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder's shares are entitled. Alternatively, a stockholder may distribute his or her votes on the same principle among as many candidates as the stockholder thinks fit, provided that votes cannot be cast for more than seven candidates. However, no stockholder shall be entitled to cumulate votes for a candidate unless (i) such candidate's name has been placed in nomination prior to the voting and (ii) the stockholder, or any other stockholder, has given notice at the meeting prior to the voting of the intention to cumulate the stockholder's votes.

        If a quorum is present and voting, the seven nominees receiving the highest number of votes will be elected to the Board of Directors. See "Information Concerning Solicitation and Voting—Quorum; Abstentions; Broker Non-Votes."

MANAGEMENT RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
THE NOMINEES LISTED ON PAGE 5

PROPOSAL TWO

APPROVAL OF THE 2001 STOCK PLAN

        The Company's 2001 Stock Plan (the "Stock Plan") was adopted by the Board of Directors in November 2001 and reserved 2,800,000 shares of Common Stock for issuance thereunder. As of February 18, 2002, no options had been granted pursuant to the Stock Plan. At the Annual Meeting, the stockholders are being asked to ratify the adoption of the Stock Plan and the reservation of 2,800,000 shares of Common Stock for issuance thereunder.

        The Stock Plan is structured to allow the Board of Directors broad discretion in creating equity incentives in order to assist the Company in attracting, retaining and motivating the best available personnel for the successful conduct of the Company's business. The Company believes that linking compensation to corporate performance motivates employees and consultants to improve stockholder value. The Company has, therefore, consistently included equity incentives as a significant component of compensation for its employees and consultants. This practice has enabled the Company to attract and retain the talent that it continues to require. In addition, in order to retain the services of the Company's current employees, it will be necessary to grant additional options to these employees as older options become fully vested. With the demand for highly skilled employees and consultants still very high, especially in the technology industries, management believes it is critical to the Company's success to maintain competitive compensation programs.

Required Vote

        If a quorum is present, the affirmative vote of a majority of the Votes Cast will be required to approve the adoption the Stock Plan.

MANAGEMENT RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
THE ADOPTION OF THE COMPANY'S 2001 STOCK PLAN

The material features of the Stock Plan are outlined below:

Summary of the 2001 Stock Plan

        General.    The Stock Plan provides for the grant of options to purchase shares of the Company's Common Stock to employees (including officers) and consultants. Options granted under the Stock Plan may either be "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options, as determined by the Board of Directors or a committee designated by the Board.

        Purpose.    The general purposes of the Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the employees and consultants of the Company and to promote the success of the Company's business.

        Administration.    The Stock Plan is administered by the Board of Directors ("Board") or a committee designated by the Board ("Committee"), as may be necessary to comply with the rules governing plans intended to qualify as discretionary grant plans under Rule 16b-3.

        Eligibility.    The Stock Plan provides that nonstatutory stock options may be granted to employees (including officers) and consultants of the Company and its majority-owned subsidiaries. Incentive stock options may be granted only to employees. The Board or the Committee shall determine which eligible persons shall be granted options.

        Grant Limitation.    The Stock Plan provides that no employee or consultant shall be granted, in any fiscal year of the Company, options and stock purchase rights to purchase more than 250,000 shares of Common Stock. An employee may also be granted options in connection with his or her initial employment to purchase up to 250,000 shares, an amount that is not to be counted against the annual limit of the preceding sentence.

        Exercise Price.    The exercise price of options granted under the Stock Plan is determined by the Board or the Committee and must not be less than 100% of the fair market value of the Company's Common Stock at the time of grant. Incentive stock options granted to stockholders owning more than 10% of the voting stock of the Company, if any, are subject to the additional restriction that the exercise price per share of each option must be at least 110% of the fair market value at the time of grant.

        Exercise of Option.    Options become exercisable at such times as are determined by the Board or the Committee and are set forth in the individual option agreements. Generally, options granted to newly hired employees vest as to 25% per year over a four (4) year period. Subsequent options, which are granted to existing employees, generally vest as to 100% of the shares on the third or fourth anniversary date of the date of grant. An option is exercised by giving written notice to the Company specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price. The method of payment of the exercise price for the shares purchased upon exercise of an option shall be determined by the Board or the Committee.

        Termination.    The Stock Plan gives the Board or the Committee the authority to vary the terms of the individual option agreements. However, generally, if the optionee ceases to be an employee or consultant for any reason other than death or disability, then the optionee shall have the right to exercise an existing unexercised option within ninety (90) days after the date of termination, but only to the extent that the optionee was entitled to exercise such option at the date of such termination. If such termination is due to death or disability within the meaning of Section 422(c) of the Code, the optionee (or the optionee's legal representative) shall have the right to exercise an existing unexercised option at any time within twelve (12) months of the termination date, but only to the extent that the optionee was entitled to exercise such option at the date of such termination. In no event shall an option be exercisable beyond the option term.

        Termination of Options.    Options granted under the Stock Plan expire as determined by the Board or Committee, but in no event later than ten (10) years from date of grant. No option may be exercised by any person after its expiration.

        Nontransferability of Options.    An option is non-transferable by the optionee other than by will or laws of descent and distribution, and is exercisable during an optionee's lifetime only by the optionee.

        Adjustments upon Change in Capitalization.    The number of shares covered by each outstanding option, and the exercise price thereof, shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a change in the Company's capitalization, such as a stock split, reverse stock split, stock dividend, recapitalization or other change in the capital structure of the Company.

        Transfer of Control.    In the event that the Company is acquired in any merger, consolidation, acquisition of assets or like occurrence, each outstanding option shall be assumed or an equivalent option or right substituted by a successor corporation. If such options are not assumed, they become fully exercisable prior to the closing of such merger or consolidation. Any option which is neither assumed nor exercised as of the date of such merger or consolidation will terminate upon the effectiveness thereof.

        Amendment or Termination of the Stock Plan.    The Board may amend, alter, suspend or terminate the Stock Plan or any part thereof from time to time, with respect to any shares at such time not subject to options; provided, however, that without the approval of a majority of the Company's stockholders, no amendment may (a) increase the number of shares reserved for issuance under the Stock Plan, (b) change the designation of the class of persons eligible to receive options or (c) amend the provisions to defeat the stated purpose. In any event, the Plan shall terminate ten (10) years from its approval by the stockholders of the Company.

Federal Income Tax Information

        Incentive Stock Options.    An optionee who is granted an incentive stock option does not generally recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is an officer, director, or 10% stockholder of the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

        Nonstatutory Stock Options.    An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

        THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE OPTIONEE AND THE COMPANY WITH RESPECT TO AWARDS UNDER THE STOCK PLAN AND DOES NOT PURPORT TO BE COMPLETE, AND REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE INTERNAL REVENUE CODE. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF AN OPTIONEE'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY

MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE OR CONSULTANT MAY RESIDE.

Participation in the Stock Plan

        The grant of options under the Stock Plan to directors and executive officers, including the officers named in the Summary Compensation Table below, is subject to the discretion of the Administrator. As of the date of this proxy statement, there has been no determination by the Administrator with respect to future awards under the Stock Plan. Accordingly, future awards are not determinable. In fiscal 2001, options to purchase 984,125 shares of Common Stock were granted to all employees (excluding executive officers) and consultants and options to purchase 545,000 shares of Common Stock were granted to executive officers.

        See "Executive Compensation—Stock Option Grants and Exercises" for the number of stock options granted to each of the executive officers named in the Summary Compensation Table during the last fiscal year and "Election of Directors—Director Compensation" for the number of stock options granted to each of the directors during the last fiscal year.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        The Board of Directors has selected Deloitte & Touche LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending September 28, 2002, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote or ratification, the Board of Directors will reconsider its selection. Deloitte & Touche LLP has audited the Company's financial statements since the fiscal year ended September 25, 1976. Representatives of Deloitte & Touche LLP are expected to be present at the meeting and will be afforded the opportunity to make a statement if they desire to do so. The representatives of Deloitte & Touche LLP are also expected to be available to respond to appropriate questions.

  Audit Fees

        The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended September 29, 2001 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $648,000.

  Financial Information Systems Design and Implementation Fees

        The Company did not engage Deloitte for professional services relating to financial information systems design and implementation for the fiscal year ended September 29, 2001.

  All Other Fees

        The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the fiscal year ended September 29, 2001 were $1,204,000.

        The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

        Stockholder ratification of the selection of Deloitte & Touche LLP as the Company's independent public accountants is not required by the Company's By-Laws or other applicable legal requirement. However, the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Vote Required

        The affirmative vote of a majority of the Votes Cast will be required to ratify the selection of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending September 28, 2002.

MANAGEMENT RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT
AUDITORS OF THE COMPANY FOR THE FISCAL YEAR
ENDING SEPTEMBER 28, 2002

EXECUTIVE COMPENSATION

Officers

        The names, ages and office of all of the executive officers of the Company are set forth below.

Name of Officer	Age	Office Held
Bernard J. Couillaud, PhD	57	President and Chief Executive Officer
John R. Ambroseo, PhD	40	Executive Vice President and Chief Operating Officer
Robert J. Quillinan	54	Executive Vice President and Chief Financial Officer
Vittorio Fossati-Bellani, PhD	54	Executive Vice President, President and General Manager, Coherent Telecom-Actives Group
Kevin McCarthy	45	Executive Vice President and Chief Information Officer
Ronald A. Victor	57	Executive Vice President, Human Resources
Scott H. Miller	47	Senior Vice President and General Counsel
Larry W. Sonsini	60	Secretary

        There are no family relationships between any of the executive officers and directors.

        Dr. Couillaud has served as President and Chief Executive Officer as well as a member of the Board of Directors since July 1996. He served as Vice President and General Manager of Coherent Laser Group from March 1992 to July 1996. From July 1990 to March 1992, he served as Manager of the Advanced Systems Business Unit, and from September 1987 to 1990, he served as Director of Research and Development for the Coherent Laser Group. From November 1983, when he joined Coherent, to September 1987, Dr. Couillaud held various managerial positions with us. Dr. Couillaud received his PhD in Chemistry from Bordeaux University, Bordeaux, France.

        Dr. Ambroseo was appointed Chief Operating Officer on June 11, 2001. He has served as Executive Vice President and President and General Manager of the Coherent Photonics Group since September 2000. From September 1997 to September 2000, Dr. Ambroseo served as Executive Vice President and as President and General Manager of the Coherent Laser Group. From March 1997 to September 1997, he served as our Scientific Business Unit Manager. From August 1988, when Dr. Ambroseo joined Coherent, until March 1997 he served as Product Marketing Manager, National Sales Manager, and Director of European Operations. Dr. Ambroseo received his PhD in Chemistry from the University of Pennsylvania.

        Mr. Quillinan has served as Executive Vice President and Chief Financial Officer since July 1984 and as a member of our Board of Directors since June 2001. He served as Vice President and Treasurer from March 1982 to July 1984 and as Corporate Controller from May 1980 to March 1982. Mr. Quillinan received his MS degree in Accounting from Clarkson University and is a CPA.

        Dr. Fossati-Bellani has served as Executive Vice President and as President and General Manager of the Coherent Telecom-Actives Group since September 2000. From September 1997 to September 2000 he served as Executive Vice President and as President and General Manager of the Coherent Semiconductor Group. From May 1992 to September 1997, Dr. Fossati-Bellani served as our

Diode Laser Business Unit Manager. From December 1979, when he joined our Italian office, to May 1992, Dr. Fossati-Bellani served in the capacity of Scientific Sales Engineer, Product Manager, Director of Marketing, Director of Business Development and Scientific Business Unit Manager for the Coherent Laser Group. Dr. Fossati-Bellani received his PhD degree in Physics from the University of Milano, Italy.

        Mr. McCarthy has served as Executive Vice President and Chief Information Officer since May 2000. From August 1999 to May 2000, he was Chief Information Officer for Unisphere Solutions, Inc., a subsidiary of Siemens AG, a large diversified industrial company. From September 1993 to July 1999, he was Vice President Information Technology for General Instrument, Inc., a company that develops and sells interactive video, voice and data products. Mr. McCarthy received a BS degree from Lafayette College and an MBA from the Wharton School of Business.

        Mr. Victor has served as Executive Vice President of Human Resources since May 2000. From August 1999 to May 2000, he was our Corporate Vice President of Human Resources. He was Vice President of Human Resources for the Coherent Medical Group from September 1997 to August 1999. Between November 1996 and September 1997, he was Vice President Human Resources for Netsource Communication, Inc., an internet advertisement and communication company. From November 1995 to November 1996, Mr. Victor served as Vice President of Human Resources for Micronics Computers, Inc., a manufacturer of computer components. Between January 1982 to September 1995 he was Vice President of Human Resources of Syntex, a pharmaceutical company. Mr. Victor received a BA degree from American International College and a MA degree from Springfield College.

        Mr. Miller has served as our General Counsel since October 1988 and as Senior Vice President since March 1994. Mr. Miller received a BA degree in Economics from UCLA and a JD from Stanford Law School.

        For over five years, Mr. Sonsini has served as the Company's Secretary and a member of the law firm of Wilson Sonsini Goodrich & Rosati, P.C.

Summary Compensation

        The following table shows, as to the Chief Executive Officer and each of the other four most highly compensated executive officers whose salary plus bonus exceeded $100,000, information concerning compensation awarded to, earned by or paid for services to the Company in all capacities during the last three fiscal years (to the extent that such person was the Chief Executive Officer and/or executive officer, as the case may be, during any part of such fiscal year):

Summary Compensation Table

Name	Year	Salary($)		Bonus($)	Long-Term Compensation Awards Securities Underlying Options	All Other Compensation
Bernard J. Couillaud, PhD President and Chief Executive Officer	2001 2000 1999	$495,078 422,503 363,467		$658,432 519,459 302,571	200,000 110,000 60,000	$31,738 30,064 27,530	(1)
John Ambroseo, PhD Executive Vice President and Chief Operating Officer	2001 2000 1999	$335,400 267,887 240,292	(3)	$390,682 350,074 267,814	150,000 58,000 30,000	$16,683 12,461 13,714	(2)
Robert J. Quillinan Executive Vice President and Chief Financial Officer	2001 2000 1999	$284,634 243,279 222,665		$233,666 202,731 130,662	70,000 36,000 22,000	$15,920 15,290 15,067	(4)
Vittorio Fossati-Bellani, PhD Executive Vice President, President and General Manager Coherent Telecom-Actives Group	2001 2000 1999	$266,547 223,275 189,566		$228,835 217,498 153,813	75,000 41,000 18,000	$15,004 13,455 11,998	(5)
Kevin McCarthy Executive Vice President and Chief Information Officer	2001 2000 1999	$235,690 120,993 —		$161,089 31,312 —	15,000 40,000 —	$2,328 199 —	(6)

(1)
Includes $26,850 contributed by the Company under defined contribution plans and $4,888 in life insurance benefits.

(2)
Includes $16,470 contributed by the Company under defined contribution plans and $213 in life insurance benefits.

(3)
Includes $10,779 compensation related to European assignment.

(4)
Includes $14,424 contributed by the Company under defined contribution plans and $1,496 in life insurance benefits.

(5)
Includes $13,668 contributed by the Company under defined contribution plans and $1,336 in life insurance benefits.

(6)
Includes $1,649 contributed by the Company under defined contribution plans and $679 in life insurance benefits.

Stock Option Grants and Exercises

        The following table shows, as to the individuals named in the Summary Compensation Table above, information concerning stock options granted during the fiscal year ended September 29, 2001.

Option Grants in Last Fiscal Year

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
	Number of Securities Underlying Options Granted(#)(1)	% of Total Options Granted to Employees In Fiscal Year(2)
Name			Exercise Price ($/sh)	Expiration Date
					5% ($)	10% ($)
Bernard J. Couillaud, PhD	200,000	13.08	$32.50	4/3/07	$2,210,622	$5,015,147
John Ambroseo, PhD	100,000	6.54	$32.50	4/3/07	$1,105,311	$2,507,573
	50,000	3.27	$32.89	6/18/07	$559,287	$1,268,832
Robert J. Quillinan	70,000	4.58	$32.50	4/3/07	$773,718	$1,755,301
Vittorio Fossati-Bellani, PhD	75,000	4.90	$32.50	4/3/07	$828,983	$1,880,680
Kevin McCarthy	15,000.98		$32.50	4/3/07	$165,797	$376,136

(1)
The Company's 1987 Stock Option Plan and 1995 Stock Plan (collectively the "Option Plans") provide for the grant of options and stock purchase rights to officers, employees and consultants of the Company. Options granted under the Option Plans may be either "nonstatutory options" or "incentive stock options." The exercise price is determined by the Board of Directors or its Compensation Committee and, in the case of incentive stock options, may not be less than 100% of the fair market value of the Common Stock on the date of grant (110% in the case of grants to 10% shareholders). The options expire not more than six years from the date of grant and may be exercised only while the optionee is employed by the Company or within such period of time after termination of employment as is determined by the Board or its Compensation Committee at the time of grant. The Board of Directors may determine when options granted may be exercisable.

(2)
The Company granted options to purchase an aggregate of 984,125 shares to all employees other than executive officers and granted options to purchase an aggregate of 545,000 shares to all executive officers as a group (7 persons), during fiscal 2001.

(3)
This column sets forth hypothetical gains or "option spreads" for the options at the end of their respective six-year terms, as calculated in accordance with the rules of the Securities and Exchange Commission. Each gain is based on an arbitrarily assumed annualized rate of compound appreciation of the market price at the date of grant of 5% and 10% from the date the option was granted to the end of the option term. The 5% and 10% rates of appreciation are specified by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices. The Company does not necessarily agree that this method properly values an option. Actual gains, if any, on option exercises are dependent on the future performance of the Company's Common Stock and overall market conditions.

        The following table shows, as to the individuals named in the Summary Compensation Table above, information concerning stock options exercised during the fiscal year ended September 29, 2001 and the value of unexercised options at such date.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options/SARs at September 29, 2001(#)(2)		Value of Unexercised In-the-Money Options at September 29, 2001($)(3)
Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Bernard J. Couillaud, PhD	12,000	$191,250	192,000	370,000	$3,008,175	$751,500
John Ambroseo, PhD	0	—	39,230	230,000	$643,242	$275,550
Robert J. Quillinan	4,728	$75,353	55,016	128,000	$843,071	$275,550
Vittorio Fossati-Bellani, PhD	16,614	$404,943	0	134,000	—	$225,450
Kevin McCarthy	0	—	10,000	45,000	$0	$0

(1)
The value realized is calculated based on the closing price of the Company's Common Stock as reported by the Nasdaq National Market on the date of exercise minus the exercise price of the option, and does not necessarily indicate that the optionee sold such stock.

(2)
The Company has not granted any stock appreciation rights and its stock plans do not provide for the granting of such rights.

(3)
The market value of underlying securities is based on the difference between the closing price of the Company's Common Stock on September 28, 2001 of $28.40 (as reported by Nasdaq National Market) and the exercise price.

Other Employee Benefit Plans

  Employee Retirement and Investment Plan and Supplementary Retirement Plan

        Effective January 1, 1979, the Company adopted the Coherent Employee Retirement and Investment Plan. Employees become eligible to participate after completing one year of service. Under this plan, the Company will match employee contributions to the plan up to a maximum of 6% of the individual's employee earnings. An employee is not entitled to any part of the Company's contribution until the completion of his or her second year of employment. During the third year of employment, 20% of the Company's contribution vests. Thereafter, an additional 20% of the Company's contribution during each year of completed service until the end of the fifth year of employment when such contributions become 100% vested. Effective as of 1985, the plan was amended and restated to conform the plan to new regulations and to qualify under Section 401(k) of the Internal Revenue Code of 1986, as amended to permit employees to make contributions to the plan from their pre-tax earnings. Effective January 1, 1990, the Company adopted the Supplementary Retirement Plan which provides that certain senior management employees may contribute income to a trust fund. The Company will match such contributions up to 6% of the participant's income. Such contributions are subject to the same vesting requirements as contributions made under the Employment Retirement and Investment Plan.

  Variable Compensation Plan

        The Company's Variable Compensation Plan provides for the payment of quarterly cash bonuses to members of management designated by the Board of Directors, other than executive officers, determined by a formula based on pre-tax profits and asset management over preset threshold levels, sales growth and rate of profitability for each operating group or business unit. The formula for executive officers of the Company is based on pre-tax profits and asset management over preset threshold levels. Those employees who participate in the Plan who are not assigned to an operating group or business unit receive an average of such amounts.

  Productivity Incentive Plan

        Under the Company's Productivity Incentive Plan (the "Incentive Plan"), 450,000 shares of Common Stock were initially reserved, and as of the fiscal year ended September 29, 2001, 86,262 shares of Common Stock were available for issuance to employees of the Company and its designated subsidiaries who are customarily employed for at least twenty hours per week. The purpose of the Incentive Plan is to enhance an employee's proprietary interest in the Company and to create an incentive for the Company's success.

        The Incentive Plan provides for the quarterly distribution of cash or Common Stock, at the election of each participant, based upon the quarterly profitability of the Company. The amount of cash or number of shares of Common Stock distributed to each participant is determined by dividing a participant's "incentive compensation" by the fair market value of the Company's Common Stock at the end of each three-month period.

  Employee Stock Purchase Plan

        The Company's Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors and approved by the stockholders in 1980. A total of 4,575,000 shares of Common Stock have been reserved under the Purchase Plan, and as of the end of fiscal year 2001, 1,423,267 shares of Common Stock remained available for issuance thereunder. The Purchase Plan permits employees who are employed for at least twenty hours per week to purchase Common Stock of the Company, through payroll deductions at the lower of 85% of the fair market value of the Common Stock at the beginning or at the end of each six-month period. Payroll deductions may not exceed 10% of an employee's compensation. The Purchase Plan provides for two offerings during each fiscal year, each having a duration of six months.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following reports and the Performance Graph included herein shall not be incorporated by reference into any such filings.

Introduction

        The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company, and establishes the compensation plans and specific compensation levels for executive officers. The Committee strives to ensure that the Company's executive compensation programs will enable the Company to attract and retain key people and motivate them to achieve or exceed certain key objectives of the Company by making individual compensation directly dependent on the Company's achievement of certain financial goals, such as profitability and asset management and by providing rewards for exceeding those goals.

Compensation Programs

        Base Salary.    The Committee establishes base salaries for executive officers, normally within ten percent of the average paid for comparable positions at other similarly sized companies as set forth in national and local compensation surveys. Base pay increases vary according to individual contributions to the Company's success and comparisons to similar positions within the Company and at other comparable companies.

        Variable Compensation Plan.    Each executive officer participates in the Variable Compensation Plan which provides for the payment of a quarterly amount determined by a formula based on pre-tax profits and asset management over preset threshold levels.

        Stock Options.    The Committee believes that stock options provide additional incentive to officers to work towards maximizing stockholder value. These options are provided through initial grants at or near the date of hire and through subsequent periodic grants. Options granted by the Company to its executive officers and other employees have exercise prices equal to the fair market value at the time of grant. Options vest and become exercisable at such time as determined by the Board. The initial option grant is designed to be competitive with those of comparable companies for the level of the job that the executive holds and is designed to motivate the officer to make the kind of decisions and implement strategies and programs that will contribute to an increase in the Company's stock price over time. Periodic additional stock options within the comparable range for the job are granted to reflect the executives' ongoing contributions to the Company, to create an incentive to remain at the Company and to provide a long-term incentive to achieve or exceed the Company's financial goals.

        Other.    In addition to the foregoing, officers participate in compensation plans available to all employees, such as a quarterly profit sharing plan and participation in both the Company's 401(k) retirement plan and employee stock purchase plan. See "Executive Compensation—Other Employee Benefit Plans."

Compensation of Chief Executive Officer

        The factors considered by the Compensation Committee in determining the compensation of the Chief Executive Officer, in addition to survey data, include the Company's operating and financial performance, as well as his leadership and establishment and implementation of strategic direction for the Company.

        The Compensation Committee considers stock options to be an important component of the Chief Executive Officer's compensation as a way to reward performance and motivate leadership for long term growth and profitability. In 2001, Dr. Couillaud was granted options to purchase 200,000 shares with an exercise price equal to the fair market value at date of grant ($32.50 per share). 200,000 options subject to this grant become exercisable at the end of three years. The Committee believes that the quantity of shares granted to Dr. Couillaud is consistent with its philosophy of granting options to many management personnel rather than concentrating grants on a few senior executives.

Compensation Limitations

        Under Section 162(m) of the Internal Revenue Code, adopted in August 1993, and regulations adopted thereunder by the Internal Revenue Service, publicly-held companies may be precluded from deducting certain compensation paid to an executive officer in excess of $1.0 million in a year. The regulations exclude from this limit performance-based compensation and stock options provided certain requirements, such as stockholder approval, are satisfied. The Company plans to take actions, as necessary, to insure that its stock option plans and executive annual cash bonus plans qualify for exclusion.

                      Respectively submitted by the
                      COMPENSATION COMMITTEE

                      Jerry E. Robertson, Chair
                      Henry E. Gauthier
                      John Hart

Dated:  February 6, 2002

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

        In accordance with its written charter adopted by the Board of Directors ("Board"), the Audit Committee of the Board ("Committee") assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During the fiscal year, the Committee met seven times, and the Committee chair, as representative of the Committee, discussed the interim financial information contained in each quarterly earnings announcement with the Company's Chief Financial Officer, controller and independent auditors prior to public release.

        In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company's internal controls and the internal audit function's organization, responsibilities, budget and staffing. The Committee reviewed with both the independent and the internal auditors their audit plans, audit scope and identification of audit risks.

        The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

        The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended September 29, 2001 with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

        Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended September 29, 2001 for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment, subject to shareholder approval, of Deloitte & Touch LLC, as the Company's independent auditors, and the Board concurred in such recommendation.

                      Respectively submitted by
                      THE AUDIT COMMITTEE

                      Charles W. Cantoni, Chair
                      Frank P. Carrubba
                      John H. Hart
                      Jerry Robertson

Dated:  November 14, 2001

COMPANY STOCK PRICE PERFORMANCE

        The following graph shows a five-year comparison of cumulative total stockholder return, calculated on a dividend reinvestment basis and based on a $100 investment, from September 28, 1996 through September 29, 2001 comparing the return on the Company's Common Stock with the Standard & Poors 500 Stock Index and the Standard & Poors Small Cap 600 Stock Index. No dividends have been declared or paid on the Company's Common Stock during such period. The stock price performance shown on the graph following is not necessarily indicative of future price performance.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
AMONG COHERENT, INC.
THE S&P 500 INDEX
AND THE S&P SMALL CAP 600 INDEX

Fiscal Year End	Coherent Inc.	S&P 500 Index	S&P Small Cap 600 Index
9/28/96	96.5753	117.6075	114.1652
9/27/97	151.7123	162.0917	154.9810
9/26/98	51.1986	174.0234	125.0786
10/2/99	122.2603	219.4880	114.7885
9/30/00	372.6028	245.8052	179.7865
9/29/01	155.6160	195.8100	167.6030

CERTAIN TRANSACTIONS

        Since the beginning of the Company's last fiscal year, there has not been nor is there currently proposed any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer, holder of more than 5% of the Common Stock of the Company or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than the transactions described below.

Loans to Executive Officers

        The following table sets forth information with respect to all executive officers of the Company who had indebtedness outstanding during the past fiscal year. This indebtedness arose as a result of the delivery of promissory notes in connection with the exercise of stock options.

Name	New Loans During 2001	Interest Rates	Maturity Date(s)	Largest Amount Outstanding During 2001	Balance at September 29, 2001
John Ambroseo, PhD	0	—	—	$225,183	$0
Bernard J. Couillaud, PhD	$232,798	4.83-8.50%	3/1/04-3/16/06	$693,205	$344,449
Vittorio Fossati-Bellani, PhD	$77,649	6.50%	8/31/06	$612,486	$77,649
Scott H. Miller	0	4.83-6.71%	3/1/04-5/24/05	$608,609	$608,609
Robert J. Quillinan	$91,722	8.5%	3/16/06	$99,992	$91,722

        All promissory notes are full recourse and are secured by the shares of Common Stock of the Company issued upon exercise of the options. Interest is paid annually.

Indemnification

        The Company has entered into indemnification agreements with each of its directors and officers. Such indemnification agreements require the Company to indemnify its directors and officers to the fullest extent permitted by Delaware law.

Conflict of Interest Policy

        The Company believes that all transactions with affiliates described above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. The Company's policy is to require that a majority of the independent disinterested outside directors on the Board approve all future transactions between Coherent and its officers, directors, principal stockholders and their affiliates. Such transactions will continue to be on terms no less favorable to the Company than it could obtain from unaffiliated third parties. All future transactions, including loans, between the Company and its officers, directors, principal stockholders and their affiliates will be approved by a majority of the Board, including a majority of the independent and disinterested outside directors, and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

        See "Election of Directors—Compensation Committee Interlocks and Insider Participation" for a description of Mr. Gauthier's agreement with the Company relating to medical, dental and life insurance.

OTHER MATTERS

        The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form Proxy to vote the shares they represent as the Board of Directors may recommend.

BY ORDER OF THE BOARD OF DIRECTORS
Dated: February 18, 2002	/s/ BERNARD J. COUILLAUD
Bernard J. Couillaud President and Chief Executive Officer

COHERENT, INC.

2001 STOCK PLAN

        1.    Purposes of the Plan.    The purposes of this 2001 Stock Plan are:

  •
  to attract and retain the best available personnel for positions of substantial responsibility,

  •
  to provide additional incentive to Employees, Directors and Consultants, and

  •
  to promote the success of the Company's business by motivating the Employees and Consultants to superior performance.

        Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant.

        2.    Definitions.    As used herein, the following definitions shall apply:

          (a)  "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

          (b)  "Applicable Laws" means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options are, or will be, granted under the Plan.

          (c)  "Board" means the Board of Directors of the Company.

          (d)  "Code" means the Internal Revenue Code of 1986, as amended.

          (e)  "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan, which shall consist solely of Independent Directors who are not eligible to receive stock option grants under the Plan.

          (f)    "Common Stock" means the common stock of the Company.

          (g)  "Company" means Coherent, Inc., a Delaware corporation.

          (h)  "Consultant" means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

          (i)    "Director" means a member of the Board.

          (j)    "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

          (k)  "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be treated as an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a

  Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

          (l)    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (m)  "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

              (i)  If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

            (ii)  If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

            (iii)  In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

          (n)  "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (o)  "Independent Director" means a Director of the Company who is not also an Employee of the Company and who qualifies as an "outside director" within the meaning of Code Section 162(m) and Section 16(b) of the Exchange Act.

          (p)  "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

          (q)  "Notice of Grant" means a written or electronic notice evidencing certain terms and conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement.

          (r)  "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (s)  "Option" means a stock option granted pursuant to the Plan.

          (t)    "Option Agreement" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

          (u)  "Optioned Stock" means the Common Stock subject to an Option.

          (v)  "Optionee" means the holder of an outstanding Option granted under the Plan.

          (w)  "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (x)  "Plan" means this Coherent, Inc. 2001 Stock Plan.

          (y)  "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (z)  "Section 16(b)" means Section 16(b) of the Exchange Act.

          (aa)"Service Provider" means an Employee or Consultant.

          (bb)"Share" means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

          (cc)"Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

        3.    Stock Subject to the Plan.    Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 2,800,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

        If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan upon exercise of an Option shall not be returned to the Plan and shall not become available for future distribution under the Plan.

        4.    Administration of the Plan.

          (a)  Procedure.

              (i)  Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more Independent Directors.

            (ii)  Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

            (iii)  Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee of Independent Directors with the ability to obtain the advice of independent counsel, which committee shall be constituted to satisfy Applicable Laws.

          (b)  Powers of the Administrator. Subject to the provisions of the Plan, including, without limitation Section 9(a)(iii), and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

              (i)  to determine the Fair Market Value;

            (ii)  to select the Service Providers to whom Options may be granted hereunder;

            (iii)  to determine the number of shares of Common Stock to be covered by each Option granted hereunder;

            (iv)  to approve forms of agreement for use under the Plan;

            (v)  to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

            (vi)  to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

          (vii)  to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

          (viii)  to modify or amend each Option (subject to Section 14(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

            (ix)  to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

            (x)  to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

            (xi)  to make all other determinations deemed necessary or advisable for administering the Plan.

          (c)  Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options.

        5.    Eligibility.    Nonstatutory Stock Options may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

        6.    Limitations.

          (a)  Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

          (b)  Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

          (c)  The following limitations shall apply to grants of Options:

              (i)  No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 250,000 Shares.

            (ii)  In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 250,000 Shares, which shall not count against the limit set forth in subsection (i) above.

            (iii)  The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 12.

        7.    Term of Plan.    Subject to Section 18 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 14 of the Plan.

        8.    Term of Option.    The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

        9.    Option Exercise Price and Consideration.

          (a)  Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

              (i)  In the case of an Incentive Stock Option:

              (A)  granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

              (B)  granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                (ii)  In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                (iii)  The exercise price for the Shares to be issued pursuant to an already granted Option may not be changed without the consent of the Company's shareholders. This shall include, without limitation, a repricing of the Option as well as an option exchange program whereby the Optionee agrees to cancel an existing

        Option in exchange for an Option to be granted in the future with an exercise price equal to the Fair Market Value of the Shares on the date of grant.

          (b)  Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

          (c)  Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

              (i)  cash;

            (ii)  check;

            (iii)  other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

            (iv)  any combination of the foregoing methods of payment; or such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

            (v)  such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

        10.    Exercise of Option.

          (a)  Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

        An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

        Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b)  Termination of Relationship as Service Provider. If an Optionee ceases to be Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for ninety (90) days following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (c)  Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (d)  Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (e)  Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

        11.    Non-Transferability of Options.    Unless determined otherwise by the Administrator, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option transferable, such Option shall contain such additional terms and conditions as the Administrator deems appropriate.

        12.    Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

          (a)  Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

          (b)  Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

          (c)  Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

        13.    Date of Grant.    The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

        14.    Amendment and Termination of the Plan.

          (a)  Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

          (b)  Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

          (c)  Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

        15.    Conditions Upon Issuance of Shares.

          (a)  Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b)  Investment Representations. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

        16.    Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        17.    Reservation of Shares.    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

        18.    Shareholder Approval.    The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

Charter
Audit Committee of the Board of Directors
Coherent, Inc.

I. PURPOSE

        The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: financial reports and certain other financial information provided by the Corporation to any government body or the public; the Corporation's system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have approved; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

  •
  Serve as an independent and objective party to monitor the Corporation's external financial reporting process and internal control system.

  •
  Review and appraise the audit efforts of the Corporation's independent accountants and internal auditing department.

  •
  Provide an open venue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

  •
  Review and appraise the Corporation's Code of Ethical Conduct and legal compliance matters.

        The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section II of this Charter.

II. RESPONSIBILITIES AND DUTIES

        To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1.
Review and update this Charter periodically, at least annually, as conditions dictate.

2.
Review the organization's annual financial statements and any reports or other financial information (wherein review is required by NASDAQ or the SEC) to be submitted to any government body, or the public, including certification, report, opinion or review rendered by the independent accountants. Make a recommendation to the Board of Directors as to whether the audited financial statements should be included in Coherent's Annual Report on Form 10K.

3.
Review the regular internal reports to management prepared by the internal auditing department and management's response.

4.
Review with financial management and independent accountants the 10-Q prior to its filing or prior to the release of earnings to the public. The Chair of the Committee or a delegate may represent the entire committee for purposes of this review, conducting the review in person or by phone.

5.
Provide any recommendations, certificates and reports that may be required by NASDAQ or the SEC.

Independent Accountants

6.
Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountant's independence.

7.
Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

8.
Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

Financial Reporting Process

9.
Review the results of the independent accountants' audit for the year, including the independent accountants' judgments on the quality and consistent application of the Company's accounting principles, disclosures and underlying estimates in the financial statements, and the independent accountants' summary of audit adjustments whether recorded or not.

10.
In consultation with the independent accountants and the internal auditors, review the integrity of the organization's financial reporting process, both internal and external.

11.
Consider the independent accountant's judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

12.
Consider and approve, if appropriate, major changes to the Corporation's accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

Process Improvement

13.
Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgment made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

14.
Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

15.
Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

16.
Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee).

Ethical and Legal Compliance

17.
Review and update periodically (at least annually) the Corporation's Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

18.
Review management's monitoring of the Corporation's compliance with the organization's Ethical Code, and ensure that management has the proper review system in place to ensure that Corporation's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

19.
Review activities, organizational structure, and qualifications of the internal audit department.

20.
Review, with the organization's in-house counsel, legal compliance matters including corporate securities trading policies.

21.
Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.

22.
Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

III.  COMPOSITION

        The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management competency. The board of Directors shall have the discretion to determine members' conformity to these qualifications. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or and outside consultant.

        The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership. The Chair shall be responsible for leadership of the committee, including preparing the agenda, presiding over meetings, making committee assignments and reporting to the Board of Directors. The Chairperson will also maintain regular liaison with the CEO, CFO and lead independent audit partner and director of internal audit.

IV.  MEETINGS AND MINUTES

        The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing department, and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of its groups believe should be discussed privately. In addition, the Committee, or at least its Chair or delegate should meet in person or by phone with the independent accountants and management quarterly to review the Corporation's financial statements consistent with II.4 of this Charter.

        The Committee's Chair shall appoint a member of the Committee or an employee of the Company to keep regular minutes of Committee proceedings.

0706-PS-02

        All stockholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

        In order to assure your representation at the meeting, you are requested to complete, sign and date this enclosed proxy card as promptly as possible and return it in the enclosed envelope.

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
COHERENT, INC.
ANNUAL MEETING OF STOCKHOLDERS
March 28, 2002

        The undersigned stockholder of COHERENT, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated February 18, 2002, and hereby appoints Bernard J. Couillaud and Robert J. Quillinan, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of COHERENT, INC. to be held on March 28, 2002 at 5:30 p.m., local time, at the Company's principal offices located at 5100 Patrick Henry Drive, Santa Clara, California 95054 and at any adjournment(s) thereof and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on all the matters set forth on the reverse side.

        THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE ADOPTION OF THE COMPANY'S 2001 STOCK PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

COHERENT, INC. C/O EQUISERVE P.O. BOX 9398 BOSTON, MA 02205-9398	THIS IS YOUR PROXY. YOUR VOTE IS IMPORTANT.
/x/	Please mark votes as in this example.
1.	To elect seven directors to serve for the ensuing year and until their successors are duly elected;
Nominees: (01) Bernard J. Couillaud; (02) Henry E. Gauthier; (03) Charles W. Cantoni; (04) Frank P. Carrubba; (05) John H. Hart; (06) Jerry E. Robertson; (07) Robert J. Quillinan (Proposal One);
	FOR ALL NOMINEES	/ /	/ /	WITHHELD FROM ALL NOMINEES
/ /
For all nominees except as noted above
		FOR	AGAINST	ABSTAIN
2.	To ratify the adoption of the Company's 2001 Stock Plan pursuant to which 2,800,000 shares of Common Stock are reserved for issuance (Proposal Two);	/ /	/ /	/ /
3.	To ratify the appointment of Deloitte & Touche LLP as independent public accountants to the Company for the fiscal year ending September 28, 2002 (Proposal Three); and	/ /	/ /	/ /
4.	To transact such other business as may properly be brought before the meeting and any adjournment(s) thereof.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.
Stockholders of record at the close of business on February 8, 2002 are entitled to notice of and to vote at the meeting.

(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)
Signature:	Date:	Signature:	Date:

QuickLinks

PROPOSAL ONE ELECTION OF DIRECTORS
Option Grants to Directors During Last Fiscal Year
Option Exercises in Last Fiscal Year by Directors
MANAGEMENT RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES LISTED ON PAGE 5
PROPOSAL TWO APPROVAL OF THE 2001 STOCK PLAN
MANAGEMENT RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ADOPTION OF THE COMPANY'S 2001 STOCK PLAN
PROPOSAL THREE RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
MANAGEMENT RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 28, 2002
EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
COMPANY STOCK PRICE PERFORMANCE
COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG COHERENT, INC. THE S&P 500 INDEX AND THE S&P SMALL CAP 600 INDEX
CERTAIN TRANSACTIONS
OTHER MATTERS
COHERENT, INC. 2001 STOCK PLAN
Charter Audit Committee of the Board of Directors Coherent, Inc.